Exhibit 99.4

LETTER TO CLIENTS

Offer to Exchange

Each Outstanding Share of Common Stock

of

Wyndham Hotels & Resorts, Inc.

for

$49.50 in cash and

0.324 Shares of Common Stock of Choice Hotels International, Inc.,

subject to the election and proration procedures described in the Exchange Offer and the related letter of election and transmittal,

by

WH Acquisition Corporation,

a wholly owned subsidiary

of

Choice Hotels International, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2024, UNLESS THE OFFER IS EXTENDED.

January 26, 2024

To Our Clients:

Enclosed for your consideration are an Exchange Offer and related Letter of Election and Transmittal in connection with the offer by a wholly owned subsidiary of Choice Hotels International, Inc. (“Choice”) to exchange, for each issued and outstanding share of common stock of Wyndham Hotels & Resorts, Inc. (“Wyndham”), at the election of the holder:

•	$49.50 in cash and 0.324 shares of Choice Common Stock;

•	the Cash Election Consideration specified on the cover page of the Exchange Offer; or

•	the Stock Election Consideration specified on the cover page of the Exchange Offer,

subject in each case to the election and proration procedures described in the Exchange Offer and the related Letter of Election and Transmittal. See the section of the Exchange Offer titled “The Offer—Elections and Proration.”

In the event the Competition Laws Condition remains unsatisfied as of March 1, 2025 (such date, the “Ticking Fee Commencement Date”), the holder will also receive the Additional Consideration (as defined below) for each share tendered into the Offer, upon acceptance thereof by the Purchaser. The “Additional Consideration” means an amount equal to (i) $0.45 multiplied by (ii) the Ticking Fee Proration Factor. The “Ticking Fee Proration Factor” means the number of calendar months elapsed after the Ticking Fee Commencement Date to (but excluding) the scheduled date of expiration of the Offer (prorated for any partial months based on (1) the number of days after the Ticking Fee Commencement Date in the calendar month in which the Ticking Fee Commencement Date occurs divided by the number of calendar days in such calendar month and (2) the number of days prior to the scheduled date of expiration of the Offer in the calendar month in which such date occurs divided by the number of calendar days in such calendar month). The Additional Consideration shall be payable in cash or shares of Choice Common Stock, valued at the VWAP of Choice Common Stock as quoted on the NYSE over the five NYSE trading days ending on the 10th Business Day preceding the scheduled date of expiration of the Offer, at Choice’s election (the “Additional Consideration Election”). If the Offer will expire following the Ticking Fee Commencement Date, then Choice will issue a press release stating the amount of the Additional Consideration and the Additional Consideration Election on the 10th Business Day preceding the scheduled date of expiration of the Offer.

We (or our nominees) are the holder of record of shares of Wyndham Common Stock held by us for your account. A tender of such shares of Wyndham Common Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Wyndham Common Stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of Wyndham Common Stock held by us for your account.

IF YOU INSTRUCT US TO TENDER SHARES HELD FOR YOUR ACCOUNT AND FAIL TO INSTRUCT US AS TO WHICH ELECTION YOU WANT US TO MAKE WITH RESPECT TO THOSE SHARES, WE WILL MAKE NO ELECTION FOR YOU AND AS A RESULT YOU WILL BE TREATED AS IF YOU MADE THE STANDARD ELECTION.

We urge you to read the enclosed Exchange Offer and Letter of Election and Transmittal regarding the offer carefully before instructing us to tender your shares of Wyndham Common Stock.

If you wish to have us tender any or all of your shares of Wyndham Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Wyndham Common Stock, all such shares of Wyndham Common Stock owned by you will be tendered (in accordance with the election, if any, that you specify) unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE OFFER.

Terms capitalized but not otherwise defined herein have the meanings set forth in the offer to exchange (the “Exchange Offer”) described in the Registration Statement filed by Choice on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof.

Instructions with Respect to the Exchange Offer

Each Outstanding Share of Common Stock

Of

WYNDHAM HOTELS & RESORTS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Exchange Offer and the related Letter of Election and Transmittal in connection with the offer by a wholly owned subsidiary of Choice Hotels

International, Inc. (“Choice”) to exchange, for each issued and outstanding share of common stock of Wyndham Hotels & Resorts, Inc. (“Wyndham”), at the election of the holder:

•	the Standard Election Consideration specified on the cover page of the Exchange Offer;

•	the Cash Election Consideration specified on the cover page of the Exchange Offer; or

•	the Stock Election Consideration specified on the cover page of the Exchange Offer,

subject in each case to the election and proration procedures described in the Exchange Offer and the related Letter of Election and Transmittal. See the section of the Exchange Offer titled “The Offer— Elections and Proration.”

With respect to the offer described in the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender ALL shares of Wyndham Common Stock held by you for the account of the undersigned*

☐	To tender SOME shares of Wyndham Common Stock held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the shares of Wyndham Common Stock held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of shares of Wyndham Common Stock indicated below (or if no number is indicated below, all shares of Wyndham Common Stock) held by you for the account of the undersigned, pursuant to the election(s) (if any) specified below and upon the terms and subject to the conditions set forth in the Exchange Offer and the related Letter of Election and Transmittal. The undersigned acknowledge(s) that any shares of Wyndham Common Stock tendered, but for which no election is made below, will be treated as if the undersigned made the Standard Election.

Check ONE box to indicate your election for all shares tendered:

☐	CHECK HERE TO ELECT STANDARD ELECTION FOR ALL SHARES OF WYNDHAM COMMON STOCK TENDERED

☐	CHECK HERE TO ELECT CASH ELECTION FOR ALL SHARES OF WYNDHAM COMMON STOCK TENDERED

☐	CHECK HERE TO ELECT STOCK ELECTION FOR ALL SHARES OF WYNDHAM COMMON STOCK TENDERED

You must make one of the three elections set forth above for all of your shares of Wyndham Common Stock that are being tendered in the offer. You may not check more than one box above. If you do not check one of the boxes above or if you check more than one box, you will be treated as if you made the Standard Election.

CASH ELECTIONS AND STOCK ELECTIONS ARE SUBJECT TO THE ELECTION AND PRORATION PROCEDURES DESCRIBED IN THE EXCHANGE OFFER AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL. ANY SHARES OF WYNDHAM COMMON STOCK TENDERED BUT FOR WHICH NO ELECTION IS MADE ABOVE WILL BE TREATED AS IF THE HOLDER MADE THE STANDARD ELECTION.

ACCOUNT NUMBER:

NUMBER OF SHARES OF WYNDHAM COMMON STOCK BEING TENDERED HEREBY: SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*

If left blank or if you checked the box to tender all of your shares above, it will be assumed that all shares of Wyndham Common Stock held by us for your account are to be tendered. If you checked the box to tender all of your shares above, any number entered in this section will be disregarded.

Dated:      , 2024

(Signature(s))
Please Print Name(s)

Address(es):

(Zip Code)
Area Code and Telephone No.(s)

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT,

NOT TO THE EXCHANGE AGENT, INFORMATION AGENT OR CHOICE.